Exhibit 10.94

AMENDMENT NO.1 TO MERGER AGREEMENT

This Amendment No.1 to Merger Agreement dated as of October 26, 2005 (this “Amendment”), among Platinum Equity, LLC, a Delaware limited liability company (“Seller”), Warp Technology Holdings, Inc., a Nevada corporation (“Purchaser”), TAC/Halo, Inc., a California corporation and a wholly owned subsidiary of Purchaser (“Merger Sub”), TAC/Halo, LLC, a Delaware limited liability company and a wholly owned subsidiary of Purchaser (“New Merger Sub”) and Tesseract Corporation, a California corporation (the “Company”).

WITNESSETH:

WHEREAS, Seller, Purchaser, the Company and Merger Sub are parties to that certain Merger Agreement, dated September 12, 2005 (the “Merger Agreement”), and desire to amend the Merger Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto do hereby agree as follows (capitalized terms used but not defined herein have the meanings ascribed to such terms in the Merger Agreement):

1. Assignment from Merger Sub to New Merger Sub and Amendment of Merger Agreement. Merger Sub hereby assigns all its rights and obligations under the Merger Agreement to New Merger Sub and by signing below, New Merger Sub hereby joins the Merger Agreement as if it were a party thereto, assuming all rights and obligations of the Merger Sub thereunder. All references in the Merger Agreement to Merger Sub are hereby amended to refer to New Merger Sub. All references in the Merger Agreement to “Surviving Corporation” are hereby amended to read “Surviving LLC”.

2. Amendment to definition of “CCC”. The definition of “CCC” is hereby amended to delete “(the “CCC”)” from the end thereof.

3. Amendment to Section 2.1. The second sentence of Section 2.1 of the Merger Agreement is hereby amended and restated to read:

“On or immediately following the Closing, the parties hereto shall cause the Merger to be consummated by filing articles or certificates of merger as contemplated by the CCC and the Delaware Limited Liability Company Act (the “DLLA”), in the forms reasonably agreed by the parties (the “Certificates of Merger”), together with any required related certificates, with the Secretary of State of the State of California and the Secretary of State of the State of Delaware, in such forms as required by, and executed in accordance with the relevant provisions of, the CCC and the DLLA. The merger will be effective upon filing of the Certificate of Merger with the Delaware Secretary of State (the time of such filing with the Delaware Secretary of State being the “Effective Time”).”

4. Amendment to Section 2.2. The first sentence of Section 2.2 of the Merger Agreement is hereby amended and restated to read:

“At the Effective Time, and subject to and upon the terms and conditions of this Agreement, the CCC and the DLLA, the Company shall be merged with and into the Merger Sub, the separate existence of the Company shall cease, and the Merger Sub shall continue as the surviving corporation.”

5. Amendment to Section 2.3. The first sentence of Section 2.3 of the Merger Agreement is hereby amended and restated to read:

“At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificates of Merger and the applicable provisions of the CCC and the DLLA.”

6. Amendment to Section 2.4. Section 2.4 of the Merger Agreement is hereby amended and restated to read:

“Certificate of Formation”.

(a) Certificate of Formation. At the Effective Time, the Certificate of Formation of the Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Formation of the Surviving LLC, until thereafter amended in accordance with the DLLA and such Certificate of Formation

(b) Limited Liability Company Agreement. At Effective Time, the Limited Liability Company Agreement of Merger Sub (“LLCA”), as in effect immediately prior to the Effective Time, shall be the Limited Liability Company Agreement of Merger Sub until thereafter amended in accordance with the DLLA, such Limited Liability Company Agreement and the Certification of Formation of the Surviving LLC.”

(c) Managers. Managers and officers of Merger Sub immediately prior to the Effective Time shall be the Managers and officers of Merger Sub, each such director and officer to hold office in accordance with the LLCA and Certificate of Formation of the Surviving LLC.”

7. Amendment to Section 2.5. Section 2.5 of the Merger Agreement is amended and restated to read:

“2.5 Merger Consideration. (a) The aggregate consideration payable pursuant to the Merger to the holder of the Stock shall consist of (i) $4,500,000 in cash payable at Closing (the “Cash Consideration”), (ii) 7,045,454 shares of Series D Preferred Stock of the Purchaser (the “Equity Consideration”), and (iii) $1,750,000 payable no later than March 31, 2006 (the “Note Payment”). Such Cash Consideration, Equity Consideration and the Note Payment shall in the aggregate be referred to as the “Merger Consideration”.

(b) No later than November 30, 2005, the Purchaser shall deliver, or cause to be delivered, to the Seller $1,000,000 in cash (the “Working Capital Adjustment”). If the Working Capital Adjustment is not paid when due, the Seller may, at its option, convert all or any portion of the Working Capital Adjustment into up to 1,818,182 shares of Series D Preferred Stock of the Purchaser (at a ratio of 1.818182 shares per $1.00 converted). Pending any such conversion and until payment of the Working Capital Adjustment, such amount shall accrue interest at the rate of 13% per annum.

(c) In connection with 2.5(a) above, the Seller agrees that (i) it shall retain at least 909,091 shares of Series D Preferred Stock until March 31, 2006, and (ii) if the Note Payment is made on or before March 31, 2006, the Seller will deliver to the Purchaser for cancellation, without additional consideration from or on behalf of the Purchaser, 909,091 shares of Series D Preferred Stock.

8. Amendment of Section 7.1. The first sentence of Section 7.1 of the Merger Agreement is hereby amended to add to the end of such sentence the following:

“provided that for clarity the foregoing indemnity will not apply (and the Surviving LLC or the Purchaser will remain responsible for) Tax related to the deferred revenue liability of the Company as of the Closing Date.”

9. New Section 5.12. The Merger Agreement is hereby amended to add the following new Section 5.12:

“Section 5.12. Series D Preferred Stock Rights. Purchaser and Seller agree that the rights, preferences and privileges of the Series D Preferred Stock will be adjusted to be equal to the rights, preferences and privileges of the next round of equity financing of Purchaser (including the price at which such equity was issued) so long as (i) such financing is greater than $5,000,000, (ii) such financing is not consummated with any affiliate of Purchaser (including any family member, or any entities controlled by a family member, of any director or officer of Purchaser or one of its affiliates) and (iii) the securities issued in such equity financing are pari passu or senior in liquidation and dividend preference to the Series D Preferred Stock (a “Qualified Equity Offering”). To the extent Purchaser’s next equity financing is not a Qualified Equity Offering (a “Non-Qualified Offering”), Seller may at its election either adjust the rights, preferences and privileges of the Series D Preferred Stock to the terms of the Non-Qualified Offering or maintain the terms of the Series D Preferred Stock included in the original Series D Certificate of Designation.

10. New Section 5.13. The Merger Agreement is hereby amended to add the following new Section 5.13:

“Section 5.13. Transaction Advisory Agreement. If the Working Capital Adjustment has not been paid on or before November 30, 2005, Purchaser and Seller agree that for the period commencing December 1, 2005 and ending on the last day of the month during which the Working Capital Adjustment is fully paid or has been fully converted into Series D Preferred Stock in accordance with Section 2.5(b), the Purchaser shall pay to Seller a transaction advisory fee of $50,000 per month, in consideration for which Seller will provide such transaction and management advisory services as the Purchaser and the Seller may from time to time agree.

11. Miscellaneous.

(a) The validity, construction and performance of this Amendment, and any action arising out of or relating to this Amendment shall be governed by the laws of the State of Delaware, without regard to the laws of the State of Delaware as to choice or conflict of laws.

(b) Except as modified herein, all other terms and provisions of the Merger Agreement are unchanged and remain in full force and effect.

(c) The captions contained in this Amendment are for convenience of reference only, shall not be given meaning and do not form a part of this Amendment.

(d) This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Amendment shall become effective when each party to this Amendment shall have received a counterpart hereof signed by the other party to this Amendment.

(e) This Amendment shall be binding upon any permitted assignee, transferee, successor or assign to any of the parties hereto.

IN WITNESS WHEREOF, each of the parties has executed this Amendment as of the date first set forth above.

PURCHASER:

WARP TECHNOLOGY HOLDINGS, INC.

By: /s/ Ernest C. Mysogland

Name: Ernest C. Mysogland

An authorized officer

MERGER SUB:

TAC/HALO, INC.

By: /s/ Ernest C. Mysogland

Name: Ernest C. Mysogland

An authorized officer

SELLER:

PLATINUM EQUITY, LLC

By: /s/ Eva Kalawski

Name: Eva Kalawski

An authorized officer

THE COMPANY:

TESSERACT CORPORATION

By: /s/ Eva Kalawski

Name: Eva Kalawski

An authorized officer

NEW MERGER SUB:

TAC/HALO, LLC

By: /s/ Ernest C. Mysogland

Name: Ernest C. Mysogland

An authorized officer